Exhibit 99.1

Spirox, Inc.

Balance Sheets

	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$20,045,040	$15,423,476
Accounts receivable	1,511,652	854,974
Investments	13,981,524	30,867,133
Inventory	339,659	314,995
Prepaid expenses and other current assets	702,499	155,829

Total current assets	36,580,374	47,616,407
Property and Equipment, net	989,320	672,969
Investments, net of current portion	1,000,860	—
Deposit	211,464	—

Total assets	$38,782,018	$48,289,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$371,225	$659,469
Accrued expenses	1,997,300	2,137,213
Customer rebate liability	61,168	—

Total current liabilities	2,429,693	2,796,682
Deferred Rent	15,426	—
Preferred Stock Warrant Liability	24,278	25,397
Commitment (Note 8)
Stockholders’ Equity
Series C convertible preferred stock, $0.0001 par value; 28,002,489 shares authorized, 27,939,010 shares issued and outstanding (aggregate liquidation preference of $44,897,989)	2,794	2,794
Series B convertible preferred stock, $0.0001 par value; 14,799,998 shares authorized, issued and outstanding (aggregate liquidation preference of $18,499,998)	1,480	1,480
Series A-1 convertible preferred stock, $0.0001 par value; 5,517,526 shares authorized, issued and outstanding (aggregate liquidation preference of $6,289,980)	552	552
Series A convertible preferred stock, $0.0001 par value; 1,148,000 shares authorized, 1,100,000 shares issued and outstanding (aggregate liquidation preference of $1,100,000)	110	110
Common stock, $0.0001 par value; 70,000,000 shares authorized, 1,440,156 shares issued and outstanding (1,400,000 shares at December 31, 2016)	144	140
Additional paid-in capital	71,158,404	70,945,641
Accumulated other comprehensive income loss	(30,610)	(30,885)
Accumulated deficit	(34,820,253)	(25,452,535)

Total stockholders’ equity	36,312,621	45,467,297

Total liabilities and stockholders’ equity	$38,782,018	$48,289,376

See Notes to Financial Statements

Spirox, Inc.

Statements of Operations and Comprehensive Loss

	Six Months Ended June 30,
	2017	2016
STATEMENTS OF OPERATIONS
Revenue	$4,885,070	$41,790
Cost of Revenue	1,739,306	8,926

	3,145,764	32,864
Operating Expenses
Research and development	4,753,755	3,575,636
General and administrative	2,331,879	1,438,758
Sales and marketing	5,513,157	1,503,177

	12,598,791	6,517,571

Loss from Operations	(9,453,027)	(6,484,707)
Interest Income	122,598	62,380
Other Expense, net	(37,289)	(18,231)

Net Loss	$(9,367,718)	$(6,440,558)

STATEMENTS OF COMPREHENSIVE LOSS
Net Loss	$(9,367,718)	$(6,440,558)
Other Comprehensive Income
Unrealized gain on investments	275	34,688

Comprehensive Loss	$(9,367,443)	$(6,405,870)

See Notes to Financial Statements

Spirox, Inc.

Statements of Cash Flows

	Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities
Net loss	$(9,367,718)	$(6,440,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	203,130	117,135
Depreciation and amortization	158,398	158,272
Preferred stock warrant revaluation	(1,119)	2,179
Changes in operating assets and liabilities:
Accounts receivable	(656,678)	(42,536)
Inventory	(24,664)	(95,893)
Prepaid expenses and other current assets	(546,670)	(46,473)
Accounts payable	(288,244)	215,721
Accrued expenses	(139,913)	507,620
Customer rebate liability	61,168	—
Deferred rent	15,426	—

Net cash used in operating activities	(10,586,884)	(5,624,533)
Cash Flows from Investing Activities
Purchase of investments	(36,588,430)	(49,946,970)
Proceeds from sale and maturity of investments	52,473,454	—
Purchase of property and equipment	(474,749)	(256,034)
Deposit	(211,464)	—

Net cash provided by (used in) investing activities	15,198,811	(50,203,004)
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	9,637	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	44,670,647

Net cash provided by financing activities	9,637	44,670,647

Net Increase (Decrease) in Cash and Cash Equivalents	4,621,564	(11,156,890)
Cash and Cash Equivalents, beginning of period	15,423,476	15,305,114

Cash and Cash Equivalents, end of period	$20,045,040	$4,148,224

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$38,408	$16,052

Supplemental Schedule of Non-Cash Investing Activities
Unrealized gain on investments	$275	$34,688

See Notes to Financial Statements

Spirox, Inc.

Statement of Stockholders’ Equity

	Six Months Ended June 30, 2017
						Accumulated
	Convertible				Additional	Other		Total
	Preferred Stock		Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Equity
Balances, December 31, 2016	49,356,534	$4,936	1,400,000	$140	$70,945,641	$(30,885)	$(25,452,535)	$45,467,297
Exercise of common stock options	—	—	40,156	4	9,633	—	—	9,637
Stock-based compensation	—	—	—	—	203,130	—	—	203,130
Net loss	—	—	—	—	—	—	(9,367,718)	(9,367,718)
Unrealized gain on investments	—	—	—	—	—	275	—	275

Balances, June 30, 2017	49,356,534	$4,936	1,440,156	$144	$71,158,404	$(30,610)	$(34,820,253)	$36,312,621

See Notes to Financial Statements

Spirox, Inc.

Statement of Stockholders’ Equity

	Six Months Ended June 30, 2016
						Accumulated
	Convertible				Additional	Other		Total
	Preferred Stock		Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balances, December 31, 2015	21,417,524	$2,142	1,400,000	$140	$25,963,612	$—	$(10,606,158)	$15,359,736
Issuance of Series C convertible preferred stock at $1.607 per share in exchange for cash, net of issuance costs	27,939,010	2,794	—	—	44,667,853	—	—	44,670,647
Stock-based compensation	—	—	—	—	117,135	—	—	117,135
Net loss	—	—	—	—	—	—	(6,440,558)	(6,440,558)
Unrealized gain on investments	—	—	—	—	—	34,688	—	34,688

Balances, June 30, 2016	49,356,534	$4,936	1,400,000	$140	$70,748,600	$34,688	$(17,046,716)	$53,741,648

See Notes to Financial Statements

Spirox, Inc.

Notes to Financial Statements

1.	Nature of Business

Spirox, Inc. (the Company) was incorporated in Delaware on November 3, 2011. The Company was founded to develop and commercialize a proprietary minimally invasive technology that improves the quality of life for patients with nasal obstruction. In 2016, the Company received 510(k) clearance from the United States Food and Drug Administration for the absorbable implant and accessory delivery tool that make up the Latera platform technology and is currently selling its product in the United States.

In June 2017, the Company entered into an Agreement and Plan of Merger (Merger Agreement) to sell all of its outstanding shares of capital stock to Entellus Medical, Inc. (Entellus), a publicly-traded company. Upon the closing of the transaction on July 13, 2017, the Company became a wholly-owned subsidiary of Entellus.

2.	Significant Accounting Policies

Basis of Presentation:

These interim financial statements include all adjustments that management deems necessary for a fair presentation of the Company’s results of operations. Operating results for the six month periods are not necessarily indicative of the results that may be expected for a full year.

Revenue Recognition:

The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is probable. Generally, the Company recognizes revenue when products are shipped. The Company has historically offered a rebate program to office-based customers that is based on order volume in a given quarter. As of February 28, 2017, this program is not being offered to any additional customers. The program continues for those office-based customers that were in the program prior to this change. The Company accrues for the estimated rebates at the time of sale and has recorded these rebates in other liabilities on the June 30, 2017 balance sheet.

Cost of Revenue:

The Company includes the following in cost of revenue: product costs, direct labor, and manufacturing overhead, which includes allocations from quality assurance, material procurement, inventory control, facilities, depreciation of manufacturing equipment, operations supervision and management. Cost of revenue also includes certain direct costs such as shipping costs.

Spirox, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments purchased with an original remaining maturity of three months or less. Cash equivalents consist of a money market account.

Investments:

Investments consist of United States treasury bonds, which are recorded at fair value at prices quoted on established securities exchanges. Investments with maturities of greater than three months and less than one year are classified as short-term investments on the accompanying balance sheets. The Company classifies all investments as available for sale and they are carried at fair value. Unrealized gains and losses are included as accumulated other comprehensive income (loss) in stockholders’ equity in the accompanying financial statements.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents, investments and accounts receivable. The Company’s cash and cash equivalents are deposited with a major financial institution in the United States of America and are in excess of the insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents since inception.

The Company does not require collateral or other security for accounts receivable. The Company performs credit evaluations to reduce credit risk, as needed. To date, no credit losses have been incurred.

Inventory:

Inventory is valued at the lower of cost or market. Cost is determined using the standard cost method, which approximates the first-in, first-out method. The determination of market value involves numerous judgments, including estimated average selling prices based upon recent sales volumes, industry trends, existing customer orders, current contract price, future demand, pricing for the Company’s product and technological obsolescence of the Company’s product. Provisions are considered, when required, to reduce excess inventory to net realizable value. As of June 30, 2017 and December 31, 2016, inventory consists primarily of finished goods.

Spirox, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Property and Equipment:

Property and equipment are stated at cost, net of accumulated depreciation and amortization. The Company depreciates property and equipment using the straight-line method over their estimated useful lives, generally three years for computer hardware and software, and five years for furniture, fixtures and machinery and equipment. Leasehold improvements are amortized over the lesser of the assets’ useful lives or the remaining lease term.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company has not recorded an expense related to impairment of long-lived assets since inception.

Product Warranty:

The Company provides for future warranty obligations at the time of sale. The warranty is generally for 90 days from delivery. The Company’s liability under these warranties is to provide a replacement product to the customer when a valid claim is received and approved. As of June 30, 2017 and December 31, 2016, the Company has estimated the potential liability for future warranty obligations to be negligible and, therefore, has not recorded a liability on the accompanying balance sheets relating to product warranty.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses in the financial statements and accompanying notes. Key estimates in the financial statements include the allowance for doubtful accounts, inventory reserve, product warranty, useful lives of property and equipment, impairment of long-lived assets, certain accrued expenses, valuation allowance for deferred income tax assets and the fair value of the preferred stock warrant liability and of options granted under the Company’s stock-based compensation plan. Actual results could differ from those estimates.

Spirox, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Research and Development Costs:

Research and development costs are expensed as incurred and consist primarily of salary and related expenses, consulting and materials.

Comprehensive Income and Loss:

The Company accounts for comprehensive income and loss by major components and as a total separate component in stockholders’ equity. Comprehensive income (loss) is defined as the change in stockholders’ equity arising from non-owner sources. In the Company’s case, other comprehensive income (loss) results includes unrealized gains and losses on investments available for sale.

Stock-Based Compensation:

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for employee options using the fair value method and all stock-based compensation is recognized over the grantee’s service period.

Stock-based compensation for warrants issued or options granted to non-employees is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Stock-based compensation for options granted to non-employees is periodically re-measured as the underlying options vest.

Convertible Preferred Stock Warrant:

The Company has accounted for its outstanding warrant to purchase shares of the Company’s convertible preferred stock as a liability at fair value upon issuance. The warrant is subject to measurement at each balance sheet date and any change in fair value during the period is recognized in the statements of operations as other income or expense.

Spirox, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Fair Value Measurements:

The Company uses a three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with investing in those instruments.

The three-level hierarchy for fair value measurements is defined as follows:

Level 1:	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:	Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

An asset or liability’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s investments were classified within Level 1 of the fair value hierarchy as of and for the six month period ended June 30, 2017 and as of and for the year ended December 31, 2016.

The Company’s preferred stock warrant liability is classified within Level 3 of the fair value hierarchy at June 30, 2017 and December 31, 2016.

There have been no transfers made into or out of the Level 3 category to date.

Spirox, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Fair Value Measurements: (continued)

The changes in value of the preferred stock warrant liability are summarized below:

Balance, December 31, 2016	$25,397
Warrant revaluation	(1,119)

Balance, June 30, 2017	$24,278

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured.

In November 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2015-17 (ASU 2015-17), Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. ASU 2015-17 simplifies the presentation of deferred income taxes by eliminating the separate classification of deferred income tax assets and liabilities into current and noncurrent amounts on the balance sheet. The standard requires that all deferred tax liabilities and assets be classified as noncurrent on the balance sheet. The Company has adopted this standard as of June 30, 2017, with no impact on the financial statements.

Spirox, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Recent Accounting Pronouncements Not Yet Effective:

Revenue:

In May 2014, the FASB issued Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers. This standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that reflects the consideration to which the entity expects to be entitled to in exchange for those goods and services.

The standard will replace most existing revenue recognition guidance generally accepted in the United States of America. Topic 606 is effective for the Company as of January 1, 2019, and permits the use of either a retrospective or cumulative effect transition method. The Company has not selected a transition method and is currently evaluating the effect Topic 606 will have on its financial statements and related disclosures.

Leases:

In February 2016, the FASB issued ASU 2016-02, Leases. This standard requires all entities that lease assets with terms of more than 12 months to capitalize the assets and related liabilities on the balance sheet. The standard is effective for the Company as of January 1, 2020 and requires the use of a modified retrospective transition approach for its adoption. The Company is currently evaluating the effect ASU 2016-02 will have on its financial statements and related disclosures. Management expects the assets leased under operating leases, similar to the lease disclosed in Note 8 to the financial statements, will be capitalized together with the related lease obligations on the balance sheet upon the adoption of ASU 2016-02.

Spirox, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Recent Accounting Pronouncements Not Yet Effective: (continued)

Stock-Based Compensation:

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 requires recognition of the income tax effects of vested or settled awards in operations and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. The standard is effective for the Company as of January 1, 2018, and permits the use of either a retrospective or cumulative effect transition method. The Company has not selected a transition method and is currently evaluating the effect ASU 2016-09 will have on its financial statements and related disclosures.

3.	Property and Equipment

Property and equipment consists of the following at:

	June 30, 2017	December 31, 2016
Machinery and equipment	$710,023	$524,894
Furniture and fixtures	104,454	64,729
Computer hardware and software	347,586	289,053
Leasehold improvements	191,362	106,238

	1,353,425	984,914
Less accumulated depreciation and amortization	(364,105)	(311,945)

	$989,320	$672,969

Spirox, Inc.

Notes to Financial Statements

4.	Income Taxes

The Company applies the provisions set forth in FASB ASC Topic 740, to account for uncertainty in income taxes.

The Company uses the “more likely than not” criterion for recognizing the tax benefit of uncertain tax positions and establishing measurement criteria for income tax benefits. The Company has evaluated the impact of its tax positions and believes that all income tax filing positions and deductions will be sustained upon examination and, accordingly, has not recorded any reserves or related accruals for interest and penalties for uncertain income tax positions as of June 30, 2017 or December 31, 2016. In the event the Company should need to recognize interest and penalties related to unrecognized tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes. The Company’s net deferred income tax assets at June 30, 2017, were approximately $15,440,000 ($11,555,000 at December 31, 2016), and have been fully offset by a valuation allowance, as their realization is not reasonably assured. These deferred income tax assets consist primarily of net operating losses and income tax credits, which may be carried forward to offset future income tax liabilities. The Company has federal and state net operating loss carryforwards of $33,265,000 and $33,252,000, respectively, at June 30, 2017 ($24,399,000 and $24,397,000, respectively, at December 31, 2016), which begin to expire in 2032. Additionally, the Company has federal and state research and development income tax credits totaling $541,000 and $450,000, respectively, at June 30, 2017 ($464,000 and $467,000, respectively, at December 31, 2016). The federal income tax credits may be carried forward until 2034. The state income tax credits may be carried forward indefinitely.

Under certain 1986 Tax Reform Act provisions, the availability of the Company’s net operating loss and income tax credit carryforwards are subject to limitation if it should be determined there has been a change in the ownership of more than 50% of the value of the Company’s capital stock. Such a determination could substantially limit the eventual utilization of these tax carryforwards.

The Company files income tax returns in the U.S. federal jurisdiction and the state of California. The Company believes the tax years 2013 through 2016 remain open to examinations by the appropriate government agencies in the federal and state jurisdictions.

Spirox, Inc.

Notes to Financial Statements

5.	Capital Stock

Common Stock:

The Company is authorized to issue 70,000,000 shares of $0.0001 par value common stock. As of June 30, 2017, the Company had 1,440,156 common shares issued and outstanding (1,400,000 shares as of December 31, 2016).

At December 31, 2016, 33,334 shares of common stock were subject to repurchase. The Company has estimated the liability related to the shares subject to repurchase and has determined it is not material to the financial statements at December 31, 2016. All shares were fully vested at June 30, 2017.

Convertible Preferred Stock:

Convertible preferred stock consists of the following at June 30, 2017 and December 31, 2016:

	Shares Authorized	Issued and Outstanding	Aggregate Liquidation Preference
Series C	28,002,489	27,939,010	$44,897,989
Series B	14,799,998	14,799,998	18,499,998
Series A-1	5,517,526	5,517,526	6,289,980
Series A	1,148,000	1,100,000	1,100,000

	49,468,013	49,356,534	$70,787,967

Spirox, Inc.

Notes to Financial Statements

5.	Capital Stock (continued)

Convertible Preferred Stock: (continued)

The rights, preferences, privileges and restrictions for the holders of Series C convertible preferred stock (Series C), Series B convertible preferred stock (Series B), Series A-1 convertible preferred stock (Series A-1) and Series A convertible preferred stock (Series A), (collectively, preferred stock) are as follows:

Liquidation Preferences:

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any Series B, Series A-1, Series A or common stock, the holders of Series C will be entitled to receive a per share amount equal to $1.607, plus all declared but unpaid dividends. Should the Company’s legally available assets be insufficient to make payment in full to all holders of Series C, the funds will be distributed ratably among the holders of Series C. After the payment of the full liquidation preference of the Series C, before any distribution or payment is made to the holders of any Series A or common stock, the holders of Series B and Series A-1 will be entitled to receive a per share amount equal to $1.25 and $1.14, respectively, plus all declared but unpaid dividends. Should the Company’s legally available assets be insufficient to make payment in full to all holders of Series B and Series A-1, the funds will be distributed ratably among the holders of Series B and Series A-1. After the payment of the full liquidation preference of the Series C, Series B and Series A-1, the holders of Series A will be entitled to receive a per share amount equal to $1.00, plus all declared but unpaid dividends, prior and in preference to any distribution to the holders of common stock. Should the Company’s legally available assets be insufficient to make payment in full to all holders of Series A, the funds will be distributed ratably among the holders of Series A.

After the distributions described above have been paid in full, the remaining assets of the Company available for distribution will be distributed ratably among the holders of common stock and preferred stock, on an as-converted basis.

Spirox, Inc.

Notes to Financial Statements

5.	Capital Stock (continued)

Convertible Preferred Stock: (continued)

Dividends:

Holders of Series C are entitled to receive non-cumulative dividends, prior and in preference to any dividends paid to the holders of Series B, Series A-1, Series A and common stock. Holders of Series C will receive dividends, if and when declared at the rate per annum of 8% of the original issuance price. After the payment in full of the dividends to Series C holders, holders of Series B and Series A-1 are entitled to receive non-cumulative dividends, prior and in preference to any dividends paid to the holders of Series A and common stock. Holders of Series B and Series A-1 will receive dividends, if and when declared, at the rate per annum of 8% and 6%, respectively, of the original issuance price. After the payment in full of the dividends to Series B and Series A-1 holders, holders of Series A are entitled to receive non-cumulative dividends, prior and in preference to any dividends paid to holders of common stock. Holders of Series A will receive dividends, if and when declared at the rate per annum of 6% of the original issuance price. In the event dividends are paid on any share of common stock, the Company will pay additional dividends on all outstanding shares of preferred stock in a per share amount equal (on an as-if-converted basis) to the amount paid or set aside for each share of common stock.

Redemption:

The preferred stock is not redeemable at the option of the holder.

Conversion:

Shares of preferred stock are convertible into common stock at any time at the option of the holder. The number of shares of common stock into which each share of preferred stock may be converted is determined by dividing the number of shares of preferred stock by the conversion price. The conversion price is equal to the original issuance price for the respective series of preferred stock, as adjusted for any stock dividends, combinations, splits and the like. Each share of outstanding preferred stock will automatically convert into shares of common stock, based on the then-effective conversion price, upon the earlier of either (i) an initial public offering with aggregate gross proceeds of at least $50,000,000, or (ii) upon the written consent from the holders of a majority of the then outstanding shares of preferred stock.

Spirox, Inc.

Notes to Financial Statements

5.	Capital Stock (continued)

Convertible Preferred Stock: (continued)

Voting Rights:

Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted on the record date for the vote or consent of the stockholders, except as otherwise required by law, and have voting rights and powers equal to the voting rights and powers of the holders of common stock.

For so long as at least 100,000 shares of Series C remain outstanding, the holders of Series C, voting as a separate class, are entitled to elect two members of the Board of Directors. For so long as at least 100,000 shares of Series B remain outstanding, the holders of Series B, voting as a separate class, are entitled to elect two members of the Board of Directors. For so long as at least 100,000 shares of Series A-1 remain outstanding, the holders of Series A-1, voting as a separate class, are entitled to elect one member of the Board of Directors. For so long as at least 100,000 shares of common stock remain outstanding, the holders of common stock, voting as a separate class, are entitled to elect one member of the Board of Directors. The holders of common stock and preferred stock, voting together as a single class on an as-if-converted basis, are entitled to elect two members of the Board of Directors.

For so long as at least 5,000,000 shares of Series C remain outstanding, the Company cannot take certain actions or enter into certain transactions without the consent from the holders of a majority of the then outstanding shares of Series C. For so long as at least 5,000,000 shares of Series A-1 remain outstanding, the Company cannot take certain actions or enter into certain transactions without the consent from the holders of a majority of the then outstanding shares of Series A-1. For so long as at least 5,000,000 shares of Series B remain outstanding, the Company cannot take certain actions or enter into certain transactions without the consent from the holders of a majority of the then outstanding shares of Series B.

Spirox, Inc.

Notes to Financial Statements

6.	Warrant

In connection with a loan agreement in 2012, the Company issued a warrant for the purchase of 48,000 shares of Series A with an exercise price of $1.00 per share. The warrant was immediately exercisable and expires, if not exercised, in February 2022.

At June 30, 2017, the Company determined the fair value of the warrant using the Black-Scholes option pricing model to be $24,278 ($25,397 at December 31, 2016), assuming a risk-free interest rate of 1.89% (1.93% at December 31, 2016), remaining contractual life of 4.67 years (5.16 at December 31, 2016), volatility of 60% (60% at December 31, 2016), no dividends and no forfeiture rate applied.

7.	Stock Option Plan

In 2011, the Company adopted the 2011 Stock Plan (the Plan). The Plan provides for the granting of stock options and stock purchase rights to employees, directors and consultants of the Company. Options granted under the Plan may be either incentive stock options (ISO) or nonqualified stock options (NSO). ISOs may be granted only to Company employees and directors. NSOs may be granted to Company employees, directors and consultants. As of June 30, 2017, the Company has reserved 15,195,388 shares of common stock for issuance under the Plan.

Options under the Plan may be outstanding for periods of up to 10 years following the grant date. The exercise price of an ISO cannot be less than 100% of the estimated fair value of the shares on the date of grant, as determined by the Board of Directors. The exercise price of an ISO granted or the purchase price under the stock issuance program to a 10% stockholder cannot be less than 110% of the estimated fair value of the shares on the date of grant of issuance. The Plan allows for early exercise of options. The Company has a repurchase option for unvested options exercised early upon the voluntary or involuntary termination of the purchaser’s employment with, or service to, the Company for any reason.

During the six months ended June 30, 2017, the Company recognized $203,130 of employee stock-based compensation ($117,135 during the six months ended June 30, 2016). Stock-based compensation for non-employees was not material to the financial statements during the six months ended June 30, 2017 and 2016. The compensation expense is allocated on a departmental basis, based on the classification of the option holder. No income tax benefits have been recognized in the statements of operations for stock-based compensation arrangements as of June 30, 2017 or 2016, and no stock-based compensation costs have been capitalized as part of property and equipment or inventory as of June 30, 2017 or December 31, 2016.

Spirox, Inc.

Notes to Financial Statements

7.	Stock Option Plan (continued)

The fair value of each award to employees is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions during the six months ended June 30, 2017: expected term of 6.08 years (6.08 years during the six months ended June 30, 2016); risk-free interest rate of 2.05% (1.72% during the six months ended June 30, 2016); expected volatility of 60% (60% during the six months ended June 30, 2016); no dividends during the expected life; and no forfeiture rate applied. Expected volatility is based on historical volatilities of public companies operating in the Company’s industry. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The weighted-average grant date fair value of options granted to employees during the six months ended June 30, 2017 and 2016 was $0.14 per share.

Stock option activity under the Plan during the six months ended June 30, 2016 is as follows:

		Options Outstanding
	Options Available	Number of Shares	Weighted- Average Exercise Price
Balances, December 31, 2015	193,333	4,935,878	0.18
Authorized	9,666,177	—	—
Granted	(5,535,000)	5,535,000	0.24
Canceled	50,000	(50,000)	0.10

Balances, June 30, 2016	4,374,510	10,420,878	$0.21

Weighted-Average Remaining Contractual Life			9.22

Spirox, Inc.

Notes to Financial Statements

7.	Stock Option Plan (continued)

Stock option activity under the Plan during the six months ended June 30, 2017 is as follows:

		Options Outstanding
	Options Available	Number of Shares	Weighted- Average Exercise Price
Balances, December 31, 2016	1,549,510	13,245,878	0.22
Granted	(718,000)	718,000	0.24
Exercised	—	(40,156)	0.24
Canceled	138,803	(138,803)	0.24

Balances, June 30, 2017	970,313	13,784,919	$0.22

Weighted-Average Remaining Contractual Life			8.47

At June 30, 2017, there were 5,264,088 shares vested and exercisable (1,793,875 shares at June 30, 2016) with a weighted-average exercise price of $0.20 ($0.16 at June 30, 2016) and a weighted-average remaining contractual life of 8.00 years (8.13 years at June 30, 2016).

There was no intrinsic value for options exercised during the six months ended June 30, 2017.

Future stock-based compensation for unvested employee options granted and outstanding as of June 30, 2017 is $1,069,897 to be recognized over a remaining requisite service period of 2.72 years.

8.	Facility Leases

The Company leased three suites at an office facility in Menlo Park, California on a month-to-month basis through May 2017. Under the terms of lease agreements, the Company was also responsible for certain insurance, property tax and maintenance expenses.

Spirox, Inc.

Notes to Financial Statements

8.	Facility Leases (continued)

In January 2017, the Company entered into an agreement to sublease an office facility in Redwood City, California. The lease term began in February 2017 and will continue through October 2021. The lease provides for scheduled increases in minimum rental payments. The related rent expense for the lease is calculated on a straight line basis with the difference recorded as deferred rent. Under the terms of lease agreement, the Company is also responsible for certain insurance, property tax and maintenance expenses. The Company paid for one year of rent and expected expenses in January 2017. The amount of $447,065 is included in prepaid expenses and other current assets on the June 30, 2017 balance sheet related to this lease.

Rent expense was $380,635 for the six months ended June 30, 2017 ($117,874 for the six months ended June 30, 2016).

Future minimum lease payments required under the Redwood City lease are as follows:

Years ending June 30:
2018	$272,000
2019	660,000
2020	680,000
2021	700,000
2022	238,000

$2,550,000

9.	Subsequent Events

Subsequent events have been evaluated through September 5, 2017, which is the date the financial statements were approved by the Company and available to be issued.